                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                         VALASSIS COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
                           VALASSIS COMMUNICATIONS, INC.
                                19975 VICTOR PARKWAY
                                  LIVONIA, MI 48152

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               TO BE HELD MAY 18, 1999

       The Annual Meeting of Stockholders of Valassis Communications, Inc. ("Valassis" or the "Company") will be held at The Pierre Hotel, 2 East 61st Street, New York City, New York 10021 on the 18th day of May, 1999, at 9:00 a.m. (Eastern Daylight Time) to:

       (1) elect eight directors to the Company's Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified;

       (2) consider and act upon a proposal to approve the Company's Amended and Restated 1992 Long-Term Incentive Plan ("Amended and Restated LTIP");

       (3) ratify the selection of Deloitte & Touche LLP, independent public accountants, as the auditors of the Company for the 1999 fiscal year; and

       (4) transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

       The Board of Directors has fixed the close of business on April 1, 1999 as the record date for the determination of the stockholders of the Company entitled to notice of and to vote at the Annual Meeting of Stockholders. Each share of the Company's Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

       ALL HOLDERS OF THE COMPANY'S COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD ENCLOSED WITH THIS NOTICE.

                                       By Order of the Board of Directors


                                       BARRY P. HOFFMAN
                                       Secretary

April 12, 1999

                           VALASSIS COMMUNICATIONS, INC.

                                  PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                               TO BE HELD MAY 18, 1999

                                   INTRODUCTION

       This Proxy Statement is being furnished to stockholders of record of Valassis Communications, Inc. ("Valassis" or the "Company") as of April 1, 1999 ("Record Date"), in connection with the solicitation by the Board of Directors of Valassis of proxies for the 1999 Annual Meeting of Stockholders ("Annual Meeting") to be held at The Pierre Hotel, 2 East 61st Street, New York City, New York 10021 on May 18, 1999 at 9:00 a.m. (Eastern Daylight Time), or at any and all adjournments thereof, for the purposes stated in the Notice of Annual Meeting. The approximate date of mailing of this Proxy Statement and the enclosed form of proxy is April 12, 1999.

                      OUTSTANDING STOCK AND VOTING RIGHTS

       The Board of Directors has fixed the close of business on April 1, 1999 as the Record Date for the determination of stockholders entitled to notice of the Annual Meeting, and only holders of record of the Common Stock, par value $.01 per share ("Common Stock"), of the Company on that date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 38,032,177 shares of Common Stock outstanding. The Company declared a three-for-two stock split (in the form of a special stock distribution) to be paid on or about May 12, 1999 to stockholders of record on April 16, 1999 (the "Stock Split"). The Company has enough authorized and unissued shares of Common Stock to effect the Stock Split and stockholders are not being asked in this Proxy Statement to vote on the Stock Split. All shares of Common Stock reported in this Proxy Statement, including percentages of stock ownership and stockholdings of executive officers, directors and 5% beneficial holders, do not give effect to the Stock Split. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

       The presence in person or by proxy of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. Abstentions and broker non-votes are not counted in the election of directors. For all other items to be considered at the Annual Meeting, shares represented by proxies which are marked "abstain" will be counted as part of the total number of votes cast on such proposals, whereas broker non-votes will not be counted as part of the total number of votes cast on such proposals. Thus, abstentions will have the same effect as votes against any given proposal, whereas broker non-votes will have no effect in determining whether any given proposal has been approved by the stockholders.

       If the enclosed proxy is signed and returned, it may, nevertheless, be revoked at any time prior to the voting thereof at the pleasure of the stockholder signing it, either by delivering written notice of revocation to the Secretary of the Company, or by voting the shares covered thereby in person or by another proxy dated subsequent to the date thereof.

       Shares represented by duly executed proxies in the accompanying form will be voted in accordance with the instructions indicated on such proxies, and, if no such instructions are indicated thereon, will be voted in favor of the nominees for election as directors named below and for the other proposals referred to below.

       To the Company's knowledge, as of February 16, 1999, the only persons (including "groups" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who beneficially own more than 5% of the Company's Common Stock are the following:


Title of                     Name and Address                             Beneficial        Percent
Class                      of Beneficial Owner                            Ownership         of Class
------------------------------------------------------------------------------------------------------

Common Stock              The Goldman Sachs Group, L.P.(1)                4,049,942          10.6%
                          85 Broad Street
                          New York, New York  10004

Common Stock              State Street Bank and Trust Company(1)          2,009,165          5.3%
                          225 Franklin Street
                          Boston, Massachusetts  02110
------------------------------------------------------------------------------------------------------








--------------------

(1) According to information contained in a Schedule 13G/A filing with the Securities and Exchange Commission ("SEC") on February 16, 1999, The Goldman Sachs Group, L.P. ("GSLP") and Goldman Sachs & Co. ("GS") have shared voting power with respect to 2,754,842 shares of Common Stock and shared dispositive power with respect to 4,049,942 shares of Common Stock; neither GSLP or GS has sole voting or sole dispositive power over any of the 4,049,942 shares of Common Stock. In addition, according to such filing, GSLP and GS each disclaim beneficial ownership of the Common Stock beneficially owned by (i) any client accounts with respect to which GS or its employees have voting or investment discretion and (ii) certain investment entities, of which a subsidiary of GSLP or GS is the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than GSLP, GS or their affiliates.

(2) According to information contained in a Schedule 13G filing with the SEC on February 11, 1999, State Street Bank and Trust Company, acting in various fiduciary capacities, has shared voting power with respect to 8,300 shares of Common Stock, shared dispositive power with respect to 8,500 shares of Common Stock, sole voting power with respect to 1,968,059 shares of Common Stock and sole dispositive power with respect to 2,000,665 shares of Common Stock.

                        DIRECTORS AND EXECUTIVE OFFICERS

       The Board of Directors presently is comprised of ten directors. All directors elected at the 1999 Annual Meeting will serve until the next Annual Meeting or until their respective successors are duly elected and qualified. Larry L. Johnson and Brian M. Powers have each decided, due to other business commitments, not to stand for re-election at the Annual Meeting. As a result, the Board of Directors has fixed the number of directors at eight, effective upon the expiration of such directors' term in office.

1. ELECTION OF DIRECTORS (PROPOSAL 1)

       Set forth below is certain information with respect to each of the nominees for the office of director and each other executive officer of the Company.

       Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the following eight nominees: Richard N. Anderson, Patrick F. Brennan, Seth Goldstein, Brian J. Husselbee, Robert L. Recchia, Marcella A. Sampson, Alan F. Schultz and Ambassador Faith Whittlesey. Each nominee for director has consented to serve on the Board of Directors and will be elected by a plurality of the votes cast at the Annual Meeting. If any (or all) such persons should be unavailable or unable to serve, the persons named in the enclosed proxy will vote the shares covered thereby for such substitute nominee (or nominees) as the Board of Directors may select. Stockholders may withhold authority to vote for any nominee by marking the "Exceptions" box on the proxy card and by entering the name of such nominee in the space provided for such purpose on the proxy card.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES NAMED HEREIN.

DIRECTORS

       Richard N. Anderson, 54, has served as a director of Valassis since December 1998. He has served as Executive Vice President of Manufacturing and Media of Valassis since 1992 and served as Group Vice President of Inserts from 1986 through 1992. Mr. Anderson held various management positions with Valassis Inserts, Inc., the Company's former subsidiary ("Inserts"), including Division Vice President and Vice President of Manufacturing, since joining Inserts in 1982 until its merger with Valassis.

       Patrick F. Brennan, 67, has served as director of Valassis since August 1998. He retired in December 31, 1996 as the President and Chief Executive Officer of Consolidated Papers, Inc., one of the nation's leading paper companies. Mr. Brennan serves as a member of the Board of Directors of Northland Cranberries, Inc.

       Seth Goldstein, 28, has served as a director of Valassis since March 1999. Since January 1999 he has served as Entrepreneur-in-Residence at Flatirons Partners, a prominent Internet venture capital firm. In March 1998, he created a new digital convenience service for busy, connected professionals called www.root.net. In August 1995, he founded Site Specific, one of the first Internet marketing agencies which was acquired in May 1997 by USWeb/CKS. Mr. Goldstein served as Senior Vice President of the CKS Group until March 1998. Prior to 1995, Mr. Goldstein founded a CD-ROM company called Riverbed. Mr. Goldstein is an advisor to a number of e-commerceand e-service companies, including the Impulse Buy Network and Support City.

       Brian J. Husselbee, 48, has served as a director of Valassis since August 1998. He is the President and Chief Executive Officer, since July 1997, and was General Manager, from January 1997 to June 1997, of NuWorld Marketing, Ltd., a coupon clearing organization. Prior to that, he was President of Nielsen Clearing House Canada from January 1996 to December 1996 and Senior Vice President of Nielsen Clearing House U.S.A. from January 1994 to December 1995. He was on the Compensation Committee of NuWorld Marketing, Ltd. during 1998.

       Robert L. Recchia, 43, has been Chief Financial Officer, Treasurer and a director of Valassis since October 1991. Mr. Recchia has been Chief Financial Officer and Treasurer, since joining Inserts in 1982 until its merger with Valassis.

       Marcella A. Sampson, 68, has served as a director of Valassis since August 1998. She is the former Dean of Students for Central State University, Wilberforce, Ohio. She has directed the Central State University Career Services Center since 1975. She has received awards and honors for her work in the field of education and is a recognized expert in college student placement, particularly experiential opportunities.

       Alan F. Schultz, 40, has served as a director of Valassis since December 19, 1995. He is Chief Executive Officer, President and Chairman of the Board of Directors of Valassis. Mr. Schultz was elected Chief Executive Officer and President in June 1998 and appointed Chairman of the Board of Directors in December 1998. He served as Executive Vice President and Chief Operating Officer of Valassis from 1996 through 1998 and served as Executive Vice President of Sales and Marketing of Valassis from 1992 through 1996. Mr. Schultz has held positions as Director of Insert Operations and Vice President of the Central Sales Division at Inserts, since joining Inserts in 1984 until its merger with Valassis.

       Ambassador Faith Whittlesey, 60, was elected a director of Valassis in January 1992. She has had a long career in government, law and politics at local, state and national levels. She has served as President and Chairman of the Board of the American Swiss Foundation, headquartered in New York, since 1994 and as President of Maybrook Associates, Inc. since 1998. She served as U.S. Ambassador to Switzerland from 1981 to 1983 and from 1985 to 1988. From 1983 to 1985, Ambassador Whittlesey was a member of the Senior White House Staff. Ambassador Whittlesey serves as a member of the Board of Directors and the Compensation Committee of the Sunbeam Corporation and of the Advisory Board of Nestle USA, Inc.

ADDITIONAL EXECUTIVE OFFICERS

       In addition to the executive officers who are listed as being directors of Valassis, Valassis has the following executive officers:

       Richard Herpich, 47, has served as Executive Vice President of Manufacturer Services of Valassis since June 1998. He served as National Sales Manager from January 1996 through June 1998, Vice President, Midwest Sales Division from June 1994 through December 1995 and Account Manager from 1978 through June 1994.

       Barry P. Hoffman, 57, has served as Executive Vice President, General Counsel and Secretary of Valassis since July 1991, and was a director from October 1991 through January 1992. Mr. Hoffman has been Group Vice President, General Counsel and Secretary, since joining Inserts in 1982 until its merger with Valassis. He served as a director of Inserts from October 1991 until January 1992.

       Peter J. Simons, 52, has served as Executive Vice President of Retail Services of Valassis since June 1998. Prior to that, he was Vice President of Valassis Impact Promotions, a division of Valassis, since 1988. From 1987 to 1988, he started and was Vice President of Printing Operations, and from 1986 to 1987, he was Vice President of Wichita Color Graphics, both divisions of Valassis.

       The following table sets forth certain information concerning beneficial ownership of the Company's Common Stock by the directors, the six executive officers named under the heading "SUMMARY COMPENSATION TABLE," and all directors and executive officers as a group, as of February 11, 1999. The address of Brian
M. Powers is Consolidated Press Holdings Limited, 54-58 Park Street, Sidney, N.S.W., Australia 2000. The address of David A. Brandon, former Chief Executive Officer and President of the Company, is 12028 Hunters Creek Drive, Plymouth, Michigan 48170. The address of Mark C. Davis is Chase Bank, 270 Park Avenue, New York, NY 10017. The address of all other persons listed below is c/o Valassis Communications, Inc., 19975 Victor Parkway, Livonia, Michigan 48152.

                                Shares Beneficially
Name                                          Owned (1)      Percent
-------------------------------------------------------------------------------
Richard N. Anderson                          146,421(2)        *
Patrick F. Brennan                               853           *
Mark C. Davis(11)                              5,892(3)        *
Seth Goldstein(12)                                 0           0
Richard Herpich                              120,863(4)        *
Barry P. Hoffman                             121,982(5)        *
Brian J. Husselbee                               253           *
Larry L. Johnson                               2,836(6)        *
Brian M. Powers                                3,014(7)        *
Robert L. Recchia                            152,943(8)        *
Marcella A. Sampson                              253           *
Alan F. Schultz                              375,619(9)        *
Faith Whittlesey                               6,392(10)       *
David A. Brandon(13)                          59,085           *
All executive officers and directors
as a group (14 persons)                    1,108,409(14)       2.85%

------------------------------
(*)      Less than 1.0%

(1) Unless otherwise noted, each director and executive officer has sole voting and investment power with respect to the shares shown as beneficially owned by him or her.

(2) Includes currently exercisable options to purchase 120,000 shares of Common Stock pursuant to the Company's Amended and Restated LTIP.

(3) Includes currently exercisable options to purchase 2,000 shares of Common Stock granted to independent directors pursuant to the Company's Amended and Restated LTIP.

(4) Includes currently exercisable options to purchase 108,000 shares of Common Stock pursuant to the Company's Amended and Restated LTIP.

(5) Includes currently exercisable options to purchase 104,000 shares of Common Stock pursuant to the Company's Amended and Restated LTIP.

(6) Includes currently exercisable options to purchase 2,000 shares of Common Stock granted to independent directors pursuant to the Company's Amended and Restated LTIP.

(7) Includes currently exercisable options to purchase 2,000 shares of Common Stock granted to independent directors pursuant to the Company's Amended and Restated LTIP.

(8) Includes currently exercisable options to purchase 135,000 shares of Common Stock pursuant to the Company's Amended and Restated LTIP.

(9) Includes currently exercisable options to purchase 327,357 shares of Common Stock pursuant to the Company's Amended and Restated LTIP.

(10)Includes currently exercisable options to purchase 2,000 shares of Common Stock granted to independent directors pursuant to the Company's Amended and Restated LTIP.

(11)Mr. Davis resigned from the Company's Board of Directors on March 11, 1999.

(12)Mr. Goldstein was elected to be a director of the Company on March 22, 1999, subsequent to the February 11, 1999 date of this table. However, as of March 29, 1999, Mr. Goldstein did not beneficially own any Common Stock of the Company.

(13)Former Chief Executive Officer and President of the Company.

(14)This number includes currently exercisable options to purchase 906,743 shares of Common Stock pursuant to the Company's Amended and Restated LTIP. In accordance with Rule 13d-3(d)(1) under the Exchange Act, the 906,743 shares of Common Stock for which the Company's directors and executive officers as a group hold currently exercisable options have been added to the total number of issued and outstanding shares of Common Stock solely for the purpose of calculating the percentage of such total number of issued and outstanding shares of Common Stock beneficially owned by such directors and executive officers as a group.

                      OPERATION OF THE BOARD OF DIRECTORS

       During the fiscal year ended December 31, 1998, the Board of Directors of the Company held five meetings (including regularly scheduled and special meetings). Each director attended at least 75% of the meetings held by the Board of Directors during the period in which such director served, including the meetings held by the committees on which such director served, except for Brian
M. Powers.

COMMITTEES OF THE BOARD

       The standing committees of the Board of Directors include the Executive Committee, the Audit Committee and the Compensation/Stock Option Committee (each, a "Board Committee" and collectively, the "Board Committees").

       The Executive Committee, whose members are Brian M. Powers, Robert L. Recchia, Alan F. Schultz and Ambassador Faith Whittlesey is generally authorized to exercise the powers of the Board of Directors in the management of the Company; provided, however, that the Executive Committee does not have the authority to declare dividends, amend the certificate of incorporation of the Company, adopt an agreement of merger or consolidation, recommend the disposition of all or substantially all the Company's assets or recommend the dissolution of the Company. The Executive Committee did not meet during the fiscal year ended December 31, 1998.

       The Audit Committee, whose members are Patrick F. Brennan, Brian J. Husselbee and Larry L. Johnson, recommends the selection of independent auditors, discusses and reviews the scope and the fees of the prospective annual audit and reviews the results thereof with the independent auditors, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company and reviews management's procedures and policies relevant to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices. The Audit Committee met once during the fiscal year ended December 31, 1998.

       The Compensation/Stock Option Committee, whose members are Brian J. Husselbee, Marcella A. Sampson and Ambassador Faith Whittlesey, administers the Amended and Restated LTIP, the Senior Executives Annual Bonus Plan, the Executive Restricted Stock Award Plan and the Employee and Director Restricted Stock Award Plan, and reviews and approves the annual salary, bonus and other benefits, direct or indirect, of the members of senior management of the Company. The Compensation/Stock Option Committee is composed of non-employee directors as such term is defined under Rule 16b-3 of the Exchange Act. During the fiscal year ended December 31, 1998, the Compensation/Stock Option Committee met four times.

                              DIRECTOR COMPENSATION

       Currently, directors who are not employees of the Company or its affiliates (each, an "Independent Director") each receive the following: (i) a fee of $34,000, comprised of $14,000 in cash plus an annual grant of restricted stock, pursuant to the Company's Employee and Director Restricted Stock Award Plan, having an aggregate fair market value equal to $20,000, granted on a pro-rated quarterly basis ("Independent Director Fee"); (ii) a Board of Directors meeting fee, in addition to the Independent Director Fee, of $2,000 per meeting attended and $1,000 per telephonic meeting attended; (iii) a Board Committee meeting fee, in addition to the Independent Director Fee, of $1,000 per meeting attended and $500 per telephonic meeting attended, payable only if such Board Committee meeting is not scheduled in conjunction with (just before or after) a Board of Directors meeting (telephonic meeting fees will be paid on a pro-rated basis if an Independent Director does not participate via telephone for the entire meeting); and (iv) 2,000 stock options pursuant to the Amended and Restated LTIP, with a one year vesting requirement.

       Directors who are employees of the Company or its affiliates do not receive any cash compensation for their services as a director. Accordingly, Messrs. Anderson, Recchia and Schultz are not compensated as such for their services as directors.

                       COMPLIANCE WITH SECTION 16(a) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange ("NYSE"). Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

       Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

       The following Summary Compensation Table sets forth the compensation of Alan F. Schultz, the Chief Executive Officer and President of the Company, the other four most highly compensated executive officers of the Company and David
A. Brandon, the Company's former Chief Executive Officer and President (the "Named Executive Officers") for the Company's last three (3) completed fiscal years:

                           SUMMARY COMPENSATION TABLE

                                      Annual Compensation                                    Long-Term
                                      -------------------                                    ---------
                                                                                       Compensation Awards
                                                                                       -------------------
                                                                                                     Securities
                                                                                   Restricted        Underlying      All Other
Name and Principal                                                              Stock Award(s)        Stock        Compensation
Position                    Fiscal Year           Salary($)(1)    Bonus($)(2)     ($)(3)(4)          Options(#)        ($)(5)
--------                    -----------           ------------    -----------     ---------          ----------        ------

Alan F. Schultz             December 31, 1998    $  442,700     $  442,700       $  264,375         250,000(8)     $   12,608
  Chief Executive           December 31, 1997       400,010        400,010          157,500         125,000(9)      2,015,552(6)
  Officer, President        December 31, 1996       400,010        400,010          131,250              --            12,000
  and Director(7)

Richard N. Anderson         December 31, 1998       320,008        320,008           70,500         100,000(8)         12,608
  Executive Vice            December 31, 1997       320,008        320,008           63,000          75,000(9)        465,560(6)
  President,                December 31, 1996       320,008        320,008           87,500              --
  Manufacturing and
  Media, and Director

Barry P. Hoffman            December 31, 1998       287,508        287,508           70,500         100,000(8)         12,608
  Executive Vice            December 31, 1997       287,508        287,508           63,000          20,000(9)        415,552(6)
  President, General        December 31, 1996       287,508        287,508           61,250              --            12,000
  Counsel and Secretary

Robert L. Recchia           December 31, 1998       287,508        287,508          105,750         100,000(8)         12,608
  Chief Financial           December 31, 1997       287,508        287,508           63,000          50,000(9)        715,552(6)
  Officer, Treasurer        December 31, 1996       287,508        287,508           61,250              --            12,000
  and Director

Richard Herpich             December 31, 1998       225,004        267,752(10)      105,750         100,000(8)         12,608
  Executive Vice            December 31, 1997       225,004        148,097           42,000          30,000(9)         15,552
  President,                December 31, 1996       225,004        225,004           87,500          10,000(9)         12,000
  Manufacturer
  Services

David A. Brandon            December 31, 1998     1,000,012        500,006        1,635,900(12)          --           250,000(13)
  Former Chief              December 31, 1997     1,000,012      1,000,012          630,000         150,000(9)      3,528,120(6)
  Executive Officer,        December 31, 1996     1,000,012      1,000,012               --              --            12,000
  President and
  Director(11)

----------------------------

(1) Salary includes all before-tax contributions by the executive to the Company's Employees' 401(k) Retirement Savings Plan.

(2) The figures reported in the bonus column represent amounts earned and accrued for each year and do not include amounts paid in each year which were earned and accrued in the prior year.

(3) Consists of the value of restricted stock granted under the Company's Employee and Director Restricted Stock Award Plan or Executive Restricted Stock Award Plan, as the case may be. All such shares of restricted stock will vest over a three-year period with the restrictions lapsing during that three-year period at 33% for each of the first two years, and 34% during the last year. A recipient of restricted stock under either of such plans has the right to receive dividends, if any, during such restricted period. The dollar value set forth for the 1996, 1997 and 1998 restricted stock awards represents the market value of the shares on the first business day after the date of the grant ($17.50 on January 2, 1996, $21.00 on January 2, 1997 and $35.25 on January 2, 1998). The grants of restricted stock to Mr. Schultz and Mr. Brandon were pursuant to their respective Employment Agreements. See "Employment Agreements."

(4) The number and value of aggregate restricted stock holdings of each of the named executives on December 31, 1998 was: Mr. Schultz, 15,075 shares ($778,247); Mr. Anderson, 5,710 shares ($294,779); Mr. Hoffman, 5,200 shares ($268,450); Mr. Recchia, 6,200 shares ($320,075); Mr. Herpich, 6,040 shares ($311,815); and Mr. Brandon, 0 shares ($0.00). The value of the restricted is determined by multiplying the total shares held by each named executive by the closing price of the Company's stock on the New York Stock Exchange on December 31, 1998 ($51.625).

(5) Unless otherwise noted, amounts disclosed in this column consist of contributions by the Company on behalf of the executive to the Company's Employees' Profit Sharing Plan.

(6) Represents a special cash bonus paid in 1997 to Alan F. Schultz, Richard N. Anderson, Barry P. Hoffman, Robert L. Recchia and David A. Brandon in the amount of $2,000,000, $450,008, $400,000, $700,000 and $3,512,568,
     respectively by Conpress International (Netherlands Antilles) N.V., in connection with the U.S. and foreign offerings of all of its stock in Valassis in July 1997. The total amount paid by Conpress International (Netherlands Antilles) N.V. (including the amounts listed in this table) to certain Valassis executives was $7,300,000. In addition, such amount includes a contribution by the Company on behalf of each such executive to the Company's Employee Profit Sharing Plan of $15,552.

(7) Mr. Schultz became Chief Executive Officer and President of Valassis as of June 2, 1998. Prior to June 2, 1998, Mr. Schultz was Executive Vice President and Chief Operating Officer of Valassis. He became Chairman of the Board of Directors as of December 31, 1998. Prior to that, he was a director of the Board of Directors of Valassis.

(8) Consists of nonqualified stock options granted on September 15, 1998 in respect of the Company's Common Stock pursuant to the Company's Amended and Restated LTIP. Such stock options become exercisable in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of Common Stock is equal to or exceeds $42.00, $47.00 and $52.00, respectively. In any event, however, such options vest by September 15, 2003 and shall be exercisable until September 15, 2005.

(9) Consisted of nonqualified stock options granted in December 1997 in respect of the Company's Common Stock pursuant to the Company's Amended and Restated LTIP. Such stock options became exercisable 20% per year over five years.

(10) Includes amounts paid to Mr. Herpich under compensation plans in which he participated prior to the time he became an executive officer of the Company.

(11) Mr. Brandon resigned as Chief Executive Officer and President of Valassis as of June 2, 1998, and as Chairman of the Board of Directors of Valassis as of December 31, 1998.

(12) Consists of the value of 30,000 shares of restricted stock granted on January 1, 1998 and 15,000 shares of restricted stock granted on June 30, 1998. The dollar value set forth for the 1998 restricted stock awards represents the market value of the shares on the first business day after the date of grant ($35.25 on January 2, 1998 and $38.56 on June 30, 1998).

(13) Consists of a lump sum payment to Mr. Brandon in connection with his resignation pursuant to a letter agreement dated October 12, 1998, paid in lieu of fringe benefits otherwise payable to Mr. Brandon in accordance with his employment agreement.

         OPTION GRANTS IN LAST FISCAL YEAR TO NAMED EXECUTIVE OFFICERS


                                                                                       Potential Realizable Value at
                                Individual Grants(*)                                   Assumed Annual Rate of Stock
                                --------------------                                   Price Appreciation for Option Term
                                                                                       ----------------------------------
                           Number of       Percent of
                          Securities    Total Options
                          Underlying       Granted to      Exercise or
                             Options     Employees in       Base Price
Name                      Granted(#)      Fiscal Year        ($/sh)(1)   Expiration Date       5%($)           10%($)
-----------------------------------------------------------------------------------------------------------------------

Alan F. Schultz            250,000           13.66%         $32.625        9/15/05            $3,320,250     $7,738,000
Richard N. Anderson        100,000            5.46%          32.625        9/15/05             1,328,100      3,095,200
Robert L. Recchia          100,000            5.46%          32.625        9/15/05             1,328,100      3,095,200
Barry P. Hoffman           100,000            5.46%          32.625        9/15/05             1,328,100      3,095,200
Richard Herpich            100,000            5.46%          32.625        9/15/05             1,328,100      3,095,200
David A. Brandon(2)             --               --              --             --                    --             --


(*) All options listed herein were granted on September 15, 1998 and became exercisable in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of Common Stock is equal to or exceeds $42.00, $47.00 and $52.00, respectively. In any event, however, the options vest by September 15, 2003 and shall be exercisable until September 15, 2005.

(1) The exercise price for all stock option grants shown in this column is the closing sales price per share of Common Stock in the NYSE on the date of grant.

(2) Former Chief Executive Officer and President of the Company.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
         AND FISCAL YEAR-END OPTION VALUES TO NAMED EXECUTIVE OFFICERS

                                                               Number of Securities       Value of Unexercised
                                                              Underlying Unexercised     In-the-Money Options
                                                               Options at FY-End(#)          at FY-End($)(*)
                       Shares Acquired
Name                    on Exercise(#)     Value Realized($) Exercisable/Unexercisable   Exercisable/ Unexercisable
-------------------------------------------------------------------------------------------------------------------

Alan F. Schultz              84,000          $ 1,639,500         52,357/385,000           $1,812,861/7,744,687
Richard N. Anderson          19,466              358,246          5,000/180,000              173,125/3,662,188
Robert L. Recchia            81,356            1,591,333         25,000/150,000              865,625/2,959,375
Barry P. Hoffman             39,466              727,835             --/120,000                   --/2,323,750
Richard Herpich              42,079              791,605             --/136,000                   --/2,959,375
David A. Brandon(1)         911,624           19,287,846                  --/--                          --/--

------------------------------
(*) Based on the NYSE Composite closing price for the last business day of the 1998 fiscal year ($51.625). All of the stock options exercised by the Named Executive Officers have exercise prices of $17.00 per share, with the exception of certain stock options exercised by Mr. Brandon which had an exercise price of $30.4375 per share.

(1)  Former Chief Executive Officer and President of the Company.

                            SUPPLEMENTAL BENEFIT PLAN

       The Company established a Supplemental Benefit Plan in 1998. The Supplemental Benefit Plan covers management employees who are designated by the Company's Compensation/Stock Option Committee. Participating employees earn credited service for each year of continuous service with the Company. The annual amount of supplemental benefit is calculated by multiplying a participant's years of credited service by one and one-half percent of the participant's average annual base pay while employed by the Company for the 36 months immediately preceding retirement or other termination of employment. The amount of supplemental benefit provided by the Supplemental Benefit Plan is payable semi-annually for a period of ten years, commencing upon retirement, death or other termination of employment. Supplemental benefits are provided on a non-contributing basis.

       The following table illustrates the maximum annual benefits payable to a participant for specified final average annual compensation and specified years of service, assuming retirement at age 65 and payment for a period of ten years:


                                             Participant's Years of Service
 Final Average     -----------------------------------------------------------------------
  Annual Base
    Salary                 5         10        15        20        25        30        35
    --------------------------------------------------------------------------------------
    150,000           11,250     22,500    33,750    45,000    56,250    67,500    78,750
    175,000           13,125     26,250    39,375    52,500    65,625    78,750    91,875
    200,000           15,000     30,000    45,000    60,000    75,000    90,000   105,000
    225,000           16,875     33,750    50,625    67,500    84,375   101,250   118,125
    250,000           18,750     37,500    56,250    75,000    93,750   112,500   131,250
    275,000           20,625     41,250    61,875    82,500   103,125   123,750   144,375
    300,000           22,500     45,000    67,500    90,000   112,500   135,000   157,500
    350,000           26,250     52,500    78,750   105,000   131,250   157,500   183,750
    400,000           30,000     60,000    90,000   120,000   150,000   180,000   210,000
    450,000           33,750     67,500   101,250   135,000   168,750   202,500   236,250
    500,000           37,500     75,000   112,500   150,000   187,500   225,000   262,500


       Base compensation counted under the plan excludes bonuses, commissions or other compensation of any kind. Three-year average base compensation for each Named Executive Officer participating in the plan as of the end of the last fiscal year is: Alan F. Schultz $414,250, Richard N. Anderson $320,016, Barry P. Hoffman $287,508, Robert L. Recchia $287,508, and Richard Herpich $225,004. The benefits under the Supplemental Benefit Plan are not subject to any deduction for Social Security or any other offset amounts. The approximate number of years of service for each of the Named Executive Officers as of December 31, 1998 is:
16 years for Mr. Anderson; 20 years for Mr. Herpich; 16 years for Mr. Hoffman; 16 years for Mr. Recchia; and 14 years for Mr. Schultz.

                         STOCK PRICE PERFORMANCE GRAPH

       The following performance graph shows the Company's annual cumulative total shareholder return on its Common Stock for the five full years ending December 31, 1994, 1995, 1996, 1997 and 1998, respectively, based on an assumed investment of $100. The graph compares the Company's performance with that of the Standard & Poor's S&P 500 Stock Index and a peer group consisting of Advo Inc., Catalina Marketing, R.R. Donnelley & Sons, Interpublic Group of Companies and Times Mirror.

                  SHAREHOLDER RETURNS (DIVIDENDS REINVESTED)

                              [PERFORMANCE GRAPH]

                 Base
                Period
                 1993          1994           1995*          1996*          1997*          1998*
------------------------------------------------------------------------------------------------
VCI              100          112.15         130.94         157.94         276.64         385.98
Peer Group       100           98.48         141.89         156.67         203.84         261.19
S&P 500 Indes    100          101.32         139.40         171.40         228.59         293.91

                         (*December fiscal year basis)


-----------------------

       This stock price performance graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act and shall not otherwise be deemed filed under such Acts.

COMPENSATION/STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       The Compensation/Stock Option Committee of the Board of Directors of the Company has furnished the following report on executive compensation:

PHILOSOPHY

       The compensation philosophy of the Company is to develop and implement policies that will encourage and reward outstanding financial performance, seek to increase the profitability of the Company, and thereby increase stockholder value. Maintaining competitive compensation levels in order to attract, retain and reward executives who bring valuable experience and skills to the Company is also an important consideration. The Company's executive compensation programs are designed to attract and retain talented individuals and motivate them to achieve the Company's business objectives and performance targets, including increasing long-term stockholder value.

       The Compensation/Stock Option Committee of the Board of Directors is composed of the three directors listed below. Working with the Company, the Compensation/Stock Option Committee develops and implements compensation plans for the Company's executive officers.

COMPENSATION STRUCTURE

       The Compensation/Stock Option Committee believes that it is in the best interests of the Company and its stockholders that its executive officers be compensated in a manner that provides such officers with a strong incentive to advance both the short-term and long-term interests of the Company. The Compensation/Stock Option Committee, working with management, has instituted a compensation structure which is designed to ensure that a high proportion of compensation is tied in some manner to both short-term and long-term corporate performance. Accordingly, the Company's compensation structure includes both cash-based and equity-based compensation consisting of base salary, annual cash bonuses, stock options and restricted stock awards.

       The annual cash compensation of the executive officers, including the Chief Executive Officer, for the year ended December 31, 1998, consisted of annual salary and cash bonuses. The cash bonuses were paid two times a year and were contingent upon the attainment by the Company of meeting semi-annual earnings per share targets that were set by the Committee for the six-month period ending June 30, 1998 and for the six-month period ending December 31, 1998. The Committee believes that a target based upon earnings per share emphasizes the Company's commitment to reach and maintain a competitive rate of return on equity and achieve long-term growth in earnings - critical factors for assuring creation of value for its stockholders. Additionally, the Committee believes that by providing for bonuses twice a year instead of annually, a greater sense of urgency will motivate executive officers to meet targets. The specific targets for the Company's fiscal year ended December 31, 1998 which were selected by the Committee are not disclosed herein because the Committee has determined that it is confidential business information, the disclosure of which would have an adverse effect on the Company.

       This past year the Committee approved a Supplemental Benefit Plan for participation by certain executive officers of the Company. Participating executive officers earn credited service for each year of continuous service with the Company. The annual amount of supplemental benefit is calculated by multiplying a participant's years of credited service by one and one-half percent of the participant's average annual base pay while employed by the Company for the 36 months immediately preceding termination of employment. The amount of supplemental benefit provided by the Supplemental Benefit Plan is payable semi-annually for a period of ten years, commencing upon retirement, death or other termination of employment. The Committee based its decision to implement such a plan taking into account such factors as other competitive industry benefits to executive officers and the added incentive for participants in the plan to work longer for the Company. In approving this plan, the Committee focused, among other things, on the fact that the benefit was based solely on the executive officer's salary and not total compensation and that the plan restricts the participants from competing with the Company.

       Non-cash compensation of executive officers for the year ended December 31, 1998, consisted of options granted under the Company's Amended and Restated 1992 Long-Term Incentive Plan and restricted stock granted pursuant to the Employee and Director Restricted Stock Award Plan or the Executive Restricted Stock Plan, as the case may be.

       The stock options produce value for executives only if the Company's stock price increases over the option exercise price, which for all options granted to such executives during 1998 is the fair market value of Valassis Common Stock on the date of grant. Although there are no particular targets with respect to executive officers' holdings of stock options, in general, the higher the level of an executive's responsibility, the larger this stock-based component of his or her compensation will be. In the past, the Compensation/Stock Option Committee granted options that generally vested in equal portions over a five-year period. In September, 1998, to further strengthen the commonality of interest between senior management and the Company's stockholders, the Committee granted performance-based stock options to its executive officers that provide accelerated vesting in 1/3 increments as the Company's Common Stock meets certain specified price per share targets. The Committee determined that these performance-based options would provide even greater motivation for its executive officers to achieve the Company's performance targets.

       The Committee believes that grants of restricted stock further a sense of stock ownership by executive officers and give the Company a significant advantage in retaining key executives. Moreover, the Committee believes that restricted stock is a particularly appropriate vehicle for executives whose salaries are more fully developed and thus are used by the Company, in some cases, in lieu of salary increases. In order to assure the retention of high-level executives and to the compensation of those executives to the creation of long-term value for stockholders, the Compensation/Stock Option Committee provides that the restricted stock granted to executives in lieu of salary increase vests in approximately equal portions over a three-year period.

       All other compensation of executive officers consists of participation in the Valassis Employees Profit Sharing Plan and its 401(k) Plan. In addition, all employees of Valassis are eligible to participate in the Employee Stock Purchase Plan.

       The compensation of each executive officer (other than the Chief Executive Officer) is generally based on an annual review of such officer's performance by the Chief Executive Officer and his recommendations to the Compensation/Stock Option Committee. The compensation of the Chief Executive Officer is generally based on an annual review of such officer's performance by the Compensation/Stock Option Committee. In establishing and administering the variable elements in the compensation of the Company's executive officers, the Compensation/ Stock Option Committee tries to recognize individual contributions, as well as overall business results. Compensation levels are also determined based upon the executive's responsibilities, the efficiency and effectiveness with which he or she marshals resources and oversees the matters under his or her supervision, and the degree to which he or she has contributed to the accomplishments of major tasks that advance the Company's goals. The Company's financial performance is a key factor that affects the overall level of compensation for executive officers.

EXECUTIVE OFFICER COMPENSATION

       Each of the Company's executive officers is currently employed pursuant to a multi-year employment agreement, the purpose of which is to retain the services of such officer for an extended period and to protect the Company with the establishment of no compete/no raid obligations for former executives. The length of time employment agreements are extended into the future is a result of a variety of factors, including the staggering of expiration dates of other executive employment agreements, the roles and responsibilities of the executive and a risk assessment of the executive being hired by a competitor of Valassis. The minimum compensation to which each executive officer was entitled for 1998 is specified in the employment agreement, and the bonuses, which are a major part of an executive's cash compensation, were based on the achievement by the Company of certain earnings per share targets. No bonus is earned unless a percentage of the earnings per share target with respect to each semi-annual period determined by the Committee has been met by the Company. No aggregate bonus may exceed 100 percent of an executive's annual base salary. Based on the Company's earnings per share performance for 1998, each executive received approximately 100 percent of his potential bonus.

       Stock options and restricted stock are awarded to the executives by the Compensation/Stock Option Committee. In determining the size of option and restricted stock awards for a particular executive officer, the Compensation/Stock Option Committee considers the amount of stock options and restricted stock previously awarded to other executive officers in a like position in addition to the other compensation considerations discussed above.

CHIEF EXECUTIVE OFFICER COMPENSATION

       Mr. Schultz, the Company's former Chief Operating Officer, replaced the Company's former chief executive officer as Chief Executive Officer as of June 2, 1998. In connection with such promotion, the Committee amended Mr. Schultz's employment agreement as of September 15, 1998 to reflect a salary adjustment, an extension and other compensation-related adjustments. Mr. Schultz is employed under an employment agreement which expires on December 31, 2003. The level of Mr. Schultz's salary and the semi-annual bonus to which he may be entitled for the fiscal year ended December 31, 1998 is set forth in his employment agreement. The amount of Mr. Schultz's aggregate bonuses for the fiscal year ended December 31, 1998 was based on the achievement by the Company of certain semi-annual earnings per share targets set by the Compensation/Stock Option Committee. No bonus is earned unless at least 70 percent of the earnings per share target has been met by the Company. Based on the Company's earnings per share performance for 1998, Mr. Schultz received approximately 100 percent of his potential bonus, or $442,700. In addition, Mr. Schultz received 7,500 shares of restricted stock as of January 1, 1998 pursuant to his then-existing employment agreement. Under his amended employment agreement, Mr. Schultz is eligible to receive an additional 7,500 shares of restricted stock under the Executive Restricted Stock Award Plan each year commencing in 1999 if the Compensation/Stock Option Committee determines that a certain percentage of the performance targets have been met and an additional 7500 shares of restricted stock under the Executive Restricted Stock Award Plan if a higher percentage of the performance targets have been met.

       During the fiscal year ended December 31, 1998, Mr. Schultz was paid a salary at a rate of $400,000 per year until September 15, 1998 and at a rate of $550,000 per year thereafter under his employment agreement. The Committee believes that Mr. Schultz's salary is reasonable in light of his outstanding leadership through the years. The Committee believes that Mr. Schultz's compensation level reflects the Committee's confidence in Mr. Schultz and the Company's desire to retain Mr. Schultz's outstanding talents at the head of the Company.

       The Compensation/Stock Option Committee believes that the Company's most direct competitors for executive talent are not necessarily the same companies with which the Company would be compared for stock performance purposes. Many of the businesses with which the Company competes for executive talent are substantially larger and have greater financial resources than the Company. The Committee believes that one of the Company's most direct competitors is a non-publicly traded company for which no information regarding stock performance or executive compensation is available.

       The Compensation/Stock Option Committee feels that actions taken regarding executive compensation are appropriate in view of the individual and corporate performance.

       In the event total compensation for any named executive officer exceeds the $1 million threshold at which tax deductions are limited under Internal Revenue Code Section 162(m), the Compensation/Stock Option Committee intends to balance tax deductibility of executive compensation with its responsibility to retain and motivate executives with competitive compensation programs. As a result, the Compensation/Stock Option Committee may take such actions as it deems to be in the best interests of the stockholders, including: (i) provide non-deductible compensation above the $1 million threshold; (ii) require deferral of a portion of the bonus or other compensation to a time when payment may be deductible by the Company; and/or (iii) modify existing programs to qualify bonuses and other performance-based compensation to be exempt from the deduction limit.

       This report by the Compensation/Stock Option Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

                       COMPENSATION/STOCK OPTION COMMITTEE

                           Ambassador Faith Whittlesey
                               Brian J. Husselbee
                               Marcella A. Sampson

COMPENSATION/STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       During the fiscal year ended December 31, 1998, Mark C. Davis, Brian M. Powers and Ambassador Faith Whittlesey served on the Compensation/Stock Option Committee until November 3, 1998, and Brian J. Husselbee, Marcella A. Sampson and Ambassador Faith Whittlesey served on the Compensation/Stock Option Committee after November 3, 1998. No committee member was involved in an interlocking relationship nor insider participation with respect to the Compensation/Stock Option Committee.

                              EMPLOYMENT CONTRACTS

       On January 20, 1992, Inserts (which was merged with Valassis in March
1993) and Consolidated Press Holdings Limited entered into an employment agreement with Mr. David A. Brandon, and Valassis and Inserts entered into employment agreements with Mr. Robert L. Recchia and Mr. Barry P. Hoffman, and on February 11, 1992, the Boards of Directors of Valassis and Inserts approved employment agreements for Mr. Richard N. Anderson and Mr. Alan F. Schultz, and as of January 17, 1994, Valassis entered into an employment agreement with Mr. Herpich (each, as amended (except for Mr. Brandon's employment agreement), an "Employment Agreement," and collectively, such employment agreements, as amended, the "Employment Agreements"). The following summary of certain provisions of the Employment Agreements and Mr. Brandon's employment agreement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Employment Agreements. Copies of the Employment Agreements are exhibits to the Company's Form 10-K and are available as described under "Available Information."

       During the fiscal year ended December 31, 1998, the Company extended Mr. Anderson's Employment Agreement through June 30, 2001, Mr. Hoffman's Employment Agreement through December 31, 2001, Mr. Recchia's Employment Agreement through September 30, 2001 and Mr. Schultz's Employment Agreement through December 31, 2003. The Employment Agreement for Mr. Herpich expires on December 31, 2000. In addition, during the fiscal year ended December 31, 1998, the Company increased each of the executive's annual base salary. Mr. Anderson's Employment Agreement provides that he is entitled to an annual base salary equal to $325,000. Mr. Herpich's Employment Agreement provides that he is entitled to an annual base salary equal to $235,000. Pursuant to their respective Employment Agreements, Mr. Hoffman and Mr. Recchia are each entitled to an annual base salary equal to $300,000. Mr. Schultz's Employment Agreement provides that he is entitled to an annual base salary equal to $550,000. Further, during the fiscal year ended December 31, 1998, the Company amended the Employment Agreements of each of Mr. Anderson, Mr. Herpich, Mr. Hoffman and Mr. Recchia to provide that each such executive is entitled to receive 1,500 shares of restricted stock for each year during the term of his respective Employment Agreement pursuant to the Company's Executive Restricted Stock Award Plan adopted July 10, 1995 and up to an additional 3,000 shares of restricted stock for each year during the term of his Employment Agreement if the Company achieves certain performance targets. During the fiscal year ended December 31, 1998, the Company amended Mr. Schultz's Employment Agreement to provide that he is entitled to receive up to 15,000 shares of restricted stock for each year during the term of his Employment Agreement pursuant to the Executive Restricted Stock Award Plan adopted on July 10, 1995 if the Company achieves certain performance targets. Pursuant to the terms of their respective Employment Agreements, all of these executives may be entitled to semi-annual bonuses of up to 50% of their annual salary if the Company achieves certain performance targets set by the Compensation/Stock Option Committee. See "Compensation/Stock Option Committee Report on Executive Compensation."

       Under the terms of all the Employment Agreements for the Named Executive Officers, if Valassis terminates any of the executives' employment other than for Cause (as defined in the respective Employment Agreements), or if the executive terminates his employment for Good Reason (as defined in the respective Employment Agreements), then Valassis shall continue to pay such executive a base salary for the duration of the term of his Employment Agreement, a lump sum cash bonus in an amount equal to two times his maximum semi-annual cash bonus for the current six-month period (whether or not earned), the executive's pro rata share of his semi-annual bonus for the six-month period in which his employment terminates (based on the achievement of certain performance targets at the end of the six-month period), any deferred compensation and any accrued vacation pay to the date of termination. The Employment Agreements provide that, under certain circumstances, Valassis shall also maintain the executive's participation in all employee welfare and medical benefit plans in which the executive was eligible to participate at the time of his termination.

       In the event of a termination by reason of death or disability of an executive officer (as defined in the respective Employment Agreements), Valassis shall pay to such executive or his estate in a lump sum his annual base salary through the date of termination, an amount equal to the executive's pro rata share of his semi-annual bonus for the six-month period in which his employment terminates (based on the achievement of certain performance targets at the end of the six-month period), any deferred compensation and any accrued vacation pay to the date of termination.

       If Valassis terminates the employment of any of the foregoing executive officers for Cause, or any such executive officer terminates his employment with the Company without Good Reason, the Company shall pay such executive officer any compensation earned through the date of termination and any previously deferred compensation, and the Company shall then have no further obligations to such executive officer under his Employment Agreement.

       Under the terms of their Employment Agreements, the executive officers are prohibited from competing with the Company during the periods of their scheduled employment with the Company. In the cases of Messrs. Anderson, Herpich, Hoffman, Recchia and Schultz, this non-competition provision may continue for up to two years following the scheduled termination of their respective employment, at the Company's option, during which period the Company is required to pay such executives, as applicable, their annual base salaries. In the case of Mr. Schultz, during the fiscal year ended December 31, 1998, the Company amended his Employment Agreement to provide that this non-competition provision extends for seven years after the later of the expiration date of his employment period or severance period, as the case may be, so long as the Corporation pays Mr. Schultz his annual base salary during each of the first three years of such seven year period and an amount equal to one-half of such annual base salary during each of the last four years of such period.

       While there are no specific change of control arrangements in the Employment Agreements, a change of control of Valassis could result in one or more of the executives being terminated other than for Cause, or one or more of the executives terminating his employment for Good Reason. In either of such events, the severance arrangements described above would apply.

OTHER EMPLOYMENT ARRANGEMENTS

       During the fiscal year ended December 31, 1998, Mr. Brandon resigned as Chief Executive Officer and President of the Company, and Mr. Schultz was appointed to such positions. In connection therewith, the Company amended Mr. Brandon's then existing employment agreement as of June 2, 1998. Mr. Brandon's employment agreement, as amended, provided that Mr. Brandon be paid a salary at a rate of $1,000,000 per year from the date of the agreement until June 30, 1998. During the period commencing July 1, 1998 ending December 31, 1998, Mr. Brandon was paid an aggregate fee of $500,000 for Mr. Brandon's services as Chairman of the Board of Directors. In addition, in accordance with such agreement, Mr. Brandon was eligible to receive a semi-annual cash bonus of up to $500,000 in accordance with the Company's Senior Executive Annual Bonus Plan, as amended, and 15,000 shares of Common Stock under the Company's Executive Restricted Stock Award Plan. The Company waived the restrictions on such shares. Mr. Brandon's employment agreement provides for a consulting period whereby Mr. Brandon will serve as a consultant to the Company for a period of ten years commencing January 1, 1999. Mr. Brandon's employment agreement provides that during the consulting period, the Company will pay Mr. Brandon $1,000,000 (Mr. Brandon's annual base salary in effect at the end of his employment) for the first three years of the consulting period and will then pay Mr. Brandon one-half of such annual base salary for an additional seven years thereafter. The Company took a one-time charge of $6,000,000 in the fiscal quarter ended June 30, 1998 relating to such consulting payments. Mr. Brandon is also entitled to participate in, and continue during the consulting period to participate in, all of the health plan benefits to which Mr. Brandon was entitled at the time of his termination. During the Severance Period and any consulting period, Mr. Brandon is prohibited from competing with the Company as described above. In addition, during the fiscal year ended 1998, the Company amended the Non-Qualified Stock Option Agreement dated as of December 8, 1997 between the Company and Mr. Brandon to provide that the options granted thereunder are exercisable for 100% of the shares of Common Stock underlying such options until June 30, 1999.

       Pursuant to a letter agreement dated October 12, 1998 between the Company and Mr. Brandon, the Company, in lieu of fringe benefits otherwise payable to Mr. Brandon in accordance with his employment agreement, paid Mr. Brandon a lump sum of $250,000.

2. APPROVAL OF THE AMENDED AND RESTATED LTIP (PROPOSAL 2)

BACKGROUND

       The Board of Directors has deemed it appropriate to ask for approval of the Amended and Restated LTIP by the stockholders of the Company. The purpose of the Amended and Restated LTIP is to give the Company and its subsidiaries a significant advantage in attracting, retaining and motivating officers, employees and directors and to provide the Company and its subsidiaries with the ability to provide incentives more directly linked to the profitability of the Company's businesses and increases in stockholder value, thereby strengthening the mutuality of interests between such employees and the Company's stockholders. Reference should be made to Exhibit A for a complete statement of the provisions of the Amended and Restated LTIP which are summarized below as adopted by the Board of Directors on September 15, 1998 and amended by the Board on January 12, 1999.

ADMINISTRATION

       The Amended and Restated LTIP provides for administration by the Compensation/Stock Option Committee (the "Committee") or any successor committee the Board of Directors may designate, so long as such Committee is qualified pursuant to Rule 16b-3 of the Exchange Act. Among the Committee's powers are the authority to interpret the Amended and Restated LTIP, establish rules and regulations for its operation, select officers, directors and employees of the Company and its subsidiaries to receive options, and determine the form, amount and other terms and conditions of options. The Committee also has the power to modify or waive restrictions on options, to amend options and to grant extensions and accelerations of options.

TYPES OF OPTIONS

       Under the Amended and Restated LTIP, the Committee may grant options to purchase shares of the Common Stock of the Company in the form of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified options.

       The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option's exercise and vesting and the exercise price per share of stock subject to the option. Stock options generally expire not later than ten years after the date on which they are granted. The Committee may, in its discretion, among other types of options, grant performance-based stock options or options based on continued employment under the Amended and Restated LTIP. The exercise price of a stock option will not be less than 100% of the fair market value of the Common Stock on the date the option is granted, except that in the case of an incentive stock option, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date the stock option is granted in the case of any participant who at the time of grant owns, directly or by attribution, more than 10% of the combined voting power of all classes of capital stock of the Company (a "ten percent owner optionee"). In addition, the term of an incentive stock option for a ten percent owner optionee cannot exceed five years from the date of grant. The aggregate fair market value (determined at the time the option is granted) of the Common Stock granted as incentive stock options to an optionee that may become exercisable for the first time during any calendar year cannot exceed $100,000 (or such other limit as may be imposed by the Code).

       The option price may, at the discretion of the Committee, be paid by a participant in cash, shares of Common Stock owned by the participant for at least six months, a combination thereof or such other consideration as the Committee may deem appropriate.

SHARES AUTHORIZED

       The Amended and Restated LTIP authorizes the issuance of options to purchase a maximum of 7,103,947 shares of Common Stock, as adjusted for certain changes in the capitalization of the Company. If there is a lapse, expiration, termination or cancellation of any option prior to the issuance of shares or if shares are issued and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, those shares may again be used for new options under the Amended and Restated LTIP.

       The maximum number of shares of Common Stock which may be made subject to an option granted under the Amended and Restated LTIP to any participant in any fiscal year during the term of the Amended and Restated LTIP is 1,000,000 shares of Common Stock.

ELIGIBILITY OF PARTICIPATION

       All of the Company's employees, officers and directors are eligible to participate in the Amended and Restated LTIP. The selection of participants from eligible employees is within the discretion of the Committee. Approximately 1,300 employees were eligible to participate in the Amended and Restated LTIP as of February 11, 1999.

OTHER TERMS OF OPTIONS

       The Amended and Restated LTIP provides that options shall not be transferable otherwise than by will or the laws of descent and distribution.

       No stock option may be exercised unless the holder has been, at all times during the period from the date of grant through the date of exercise, employed by or performing services for Valassis or one of its affiliates, provided that the Committee may determine, in its discretion, that such exercise may be made for certain periods following the date on which a participant ceases to be employed by or performing services for Valassis or one of its affiliates by reason of retirement, disability, death or otherwise.

       The Committee may permit a participant to elect to pay taxes required to be withheld with respect to a stock option in any appropriate manner (including, without limitation, by the surrender to the Company of shares of Common Stock owned by such person or that would otherwise be distributed, or have been distributed, as the case may be, pursuant to the exercise of such stock option).

       The Amended and Restated LTIP provides that upon the occurrence of a "change in control," all outstanding stock options become fully exercisable. A "change of control" is deemed to have occurred if (a) any person becomes a beneficial owner of securities of the Company representing more than 50% of the voting power, (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including any new director whose election was approved by the majority vote of directors who were the directors at the beginning of the period), cease for any reason to constitute a majority, (c) the stockholders of the Company approve a merger or consolidation of the Company pursuant to certain conditions, or (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition of substantially all of the Company's assets. In addition, the Committee, in its discretion may, at any time, accelerate the exercisability of any stock option.

       The Board of Directors may amend or suspend the Amended and Restated LTIP at any time and from time to time for any purpose consistent with the goals of the Amended and Restated LTIP, but any such amendment is subject to stockholder approval where the absence of such stockholder approval would adversely affect the compliance of the Amended and Restated LTIP with Rule 16b-3 promulgated under the Exchange Act, or other applicable laws or regulations.

FEDERAL TAX TREATMENT

       Under current law, the following U.S. federal income tax consequences generally arise with respect to stock options under the Amended and Restated LTIP.

       A participant who is granted an incentive stock option does not recognize any taxable income at the time of the grant or at the time of exercise. Similarly, the Company is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

       A participant who is granted a nonqualified stock option will not have taxable income at the time of grant, but will have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Company is entitled to a tax deduction for the same amount.

Options Outstanding Under the Amended and Restated LTIP

       As of February 28, 1999, nonqualified stock options to acquire 4,115,261 shares of Common Stock were outstanding and 286,433 shares of Common Stock were available to be granted under the Amended and Restated LTIP. The Company has not granted any incentive stock options to date. Most of the nonqualified stock options have an exercise price equal to the fair market value of Valassis Common Stock on the date of grant. Of the total number of nonqualified stock options outstanding, 452,004 were vested as of February 28, 1999.

       The following table sets forth information regarding the number of shares subject to options granted under the Amended and Restated LTIP as of February 11, 1999 to: (i) all executive officers named in the Summary Compensation Table;
(ii) all current executive officers as a group; and (iii) all employees, including all current executives who are not executive officers, as a group:


                                                                      Number of Shares
Name                            Position                            Subject to Options
--------------------------------------------------------------------------------------

Alan F. Schultz                  President and Chief Executive Officer       687,357

Richard N. Anderson              Executive Vice President of                 285,000
                                 Manufacturing and Media

Robert L. Recchia                Chief Financial Officer and Treasurer       275,000

Barry P. Hoffman                 Executive Vice President,                   220,000
                                 General Counsel and Secretary

Richard Herpich                  Executive Vice President of                 236,000
                                 Manufacturing Services

David A. Brandon                 Former President and                             __
                                 Chief Executive Officer

All current executive officers    __                                        1,923,743
as a group (7 persons)

All other employees as a group    __                                        2,197,773
(1,109 persons)

---------------------------
       The number of shares which may be subject to options to be granted to such persons in the future is entirely within the discretion of the Committee and is therefore not determinable at this time.

       The closing price for the Company's Common Stock on April 1, 1999, as reported on the NYSE, was $51.6875 per share.

VOTE REQUIRED FOR APPROVAL OF THE AMENDED AND RESTATED LTIP

       Approval by the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is necessary for stockholder approval of the Amended and Restated LTIP.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDED AND RESTATED 1992 LONG-TERM INCENTIVE PLAN.

3. RATIFICATION OF APPOINTMENT OF AUDITORS (PROPOSAL 3)

       The Board of Directors has appointed the firm of Deloitte & Touche LLP, independent certified public accountants ("Deloitte & Touche"), as the auditors of the Company for the 1999 fiscal year, subject to the ratification of such appointment by the stockholders at the Annual Meeting. Deloitte & Touche has audited the Company's financial statements since the fiscal year ended December 31, 1997. Such accounting firm was engaged in replacement of Ernst & Young LLP, independent auditors ("Ernst & Young"), on September 23, 1997, who had previously been engaged for the same purpose, and whose dismissal was effective the same date. The decision to change the Company's accountants was approved by the Audit Committee of the Company's Board of Directors, was ratified by the Company's Board of Directors and was based on the Company's desire to appoint a new independent auditor after its former majority stockholder, Conpress International (Netherlands Antilles) N.V. (with whom Ernst & Young has had a long-standing working relationship) sold all of its shares of common stock in the Company in July 1997.

       The reports of Ernst & Young on the Company's financial statements for the two fiscal years ended December 31, 1996 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the two years ended December 31, 1996 and in the subsequent interim period ended September 23, 1997, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

       If the appointment of Deloitte & Touche for the 1999 fiscal year is not ratified by the stockholders, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the next Annual Meeting of Stockholders will be subject to the approval of stockholders at that meeting. A representative of Deloitte & Touche is expected to be present at the Annual Meeting and will have an opportunity to make a statement should he or she so desire and to respond to appropriate questions.

       Ratification of the selection of Deloitte & Touche as independent public accountants will require the affirmative vote of holders of a majority of the shares of the Common Stock present in person or represented by proxy at the Annual Meeting.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE AND TOUCHE.

                                      GENERAL

OTHER MATTERS

       The Board of Directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

       The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998 and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 are being mailed to stockholders together with this Proxy Statement.

SOLICITATION OF PROXIES

       The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to solicitation of proxies by mail, directors, officers and employees of the Company (who will receive no additional compensation therefore) may solicit the return of proxies by telephone, telegram or personal interview. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

       Each holder of the Company's Common Stock who does not expect to be present at the Annual Meeting or who plans to attend but who does not wish to vote in person is urged to fill in, date and sign the proxy and return it promptly in the enclosed return envelope.

STOCKHOLDER PROPOSALS

       If any stockholder of the Company intends to present a proposal for consideration at the next Annual Meeting of Stockholders and desires to have such proposal included in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at the Company's principal executive offices, 19975 Victor Parkway, Livonia, Michigan 48152, Attention: Barry P. Hoffman, Executive Vice President, Secretary and General Counsel not later than December 13, 1999. Stockholders wishing to bring a proposal before the next Annual Meeting of Stockholders (but not include it in the Company's proxy statement and form of proxy relating to such Annual Meeting) must cause written notice of the proposal to be received by Barry P. Hoffman at the Company's principal executive offices at the address set forth above by no later than February 28, 2000.

                                       By Order of the Board of Directors

                                       BARRY P. HOFFMAN
                                       Secretary

                                                                      EXHIBIT A


                            VALASSIS COMMUNICATIONS, INC.
                                AMENDED AND RESTATED
                            1992 Long-Term Incentive Plan

       1. Purpose. The purpose of the Amended and Restated l992 Long-Term Incentive Plan (the "Plan") is to advance the interests of Valassis Communications, Inc. (the "Company") and its shareholders by providing incentives to employees, officers, directors of the Company and its affiliates and to certain other individuals who perform services for these entities, including those who contribute significantly to the strategic and long-term performance objectives and growth of the Company and its affiliates.

       2. Administration. The Plan shall be administered solely by the Compensation/Stock Option Committee (the "Committee") of the Board of Directors (the "Board") of the Company, as such Committee is from time to time constituted, or any successor committee the Board may designate to administer the Plan; provided that if at any time Rule 16b-3 or any successor rule ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), so permits without adversely affecting the ability of the Plan or any transactions involving a grant or award thereunder to comply with the conditions for exemption from Section 16 of the Exchange Act (or any successor provision) provided by Rule 16b-3, the Committee may delegate the administration of the Plan in whole or in part, on such terms and conditions, and to such person or persons as it may determine in its discretion, as it relates to persons not subject to Section 16 of the Exchange Act (or any successor provision). The membership of the Committee or such successor committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3. Each member of the Committee shall be a "non-employee director" under Rule 16b-3; provided that if at any time Rule 16b-3 so permits without adversely affecting the ability of the Plan or any transactions involving a grant or award thereunder to comply with the conditions for exemption from Section 16 of the Exchange Act (or any successor provision) provided by Rule 16b-3, one or more members of the Committee may fail to be a "non-employee director."

       The Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include exclusive authority (except as may be delegated as permitted herein and described in the foregoing paragraph) to select the employees and other individuals to be granted options under the Plan ("Options"), to determine the type, size and terms of the grant of Options to be made to each individual selected, to modify the terms of any Option that has been granted, to determine the time when Options will be granted, to make any adjustments necessary or desirable as a result of the granting of Options to eligible individuals located outside the United States and to prescribe the form of the instruments embodying Option Agreements (as hereinafter defined) made under the Plan. The Committee is authorized to interpret the Plan and the Options granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determination, which it deems necessary or desirable for the administration of the Plan. The Committee (or its delegate as permitted herein) may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee (or its delegate as permitted herein) in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any officer of the Company or its Affiliates (as hereinafter defined) to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Options granted or to be granted to Plan participants. No member of the Committee and no officer of the Company or its Affiliates shall be liable for anything done or omitted to be done by him or her, by any other member of the Committee or by any officer of the Company or its Affiliates in connection with the performance of duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute.

       3. Participation.

       (a) Affiliates. If an Affiliate of the Company wishes to participate in the Plan and its participation shall have been approved by the Board upon the recommendation of the Committee, the board of directors or other governing body of the Affiliate shall adopt a resolution in form and substance satisfactory to the Committee authorizing participation by the Affiliate in the Plan with respect to its employees or other individuals performing services for it. As used herein, the term "Affiliate" means any entity that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company as determined by the Committee in its discretion. Notwithstanding the foregoing, all of the Company's wholly-owned subsidiaries are deemed to be Affiliates entitled to participate in the Plan, subject to any additional conditions as may be required by any applicable foreign laws.

       An Affiliate participating in the Plan may cease to be a participating company at any time by action of the Board or by action of the board of directors or other governing body of such Affiliate, which latter action shall be effective not earlier than the date of delivery to the Secretary of the Company of a certified copy of a resolution of the Affiliate's board of directors or other governing body taking such action. If the participation in the Plan of an Affiliate shall terminate, such termination shall not relieve it of any obligations theretofore incurred by it, except as may be approved by the Committee in its discretion.

       (b) Participants. All of the Company's employees, officers and directors are eligible to participate in the Plan. Consistent with the purposes of the Plan, the Committee shall have exclusive power (except as may be delegated as permitted herein) to select the employees, officers and directors and other individuals performing services for the Company, including consultants or independent contractors and others who perform services for the Company and its Affiliates, who may be granted Options under the Plan. Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion.

       4. Options under the Plan.

       (a) Options. Options, which include Options that meet the requirements of
Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options"), Options that are not Incentive Stock Options ("Non-Qualified Stock Options") or combinations thereof, are rights to purchase common shares of the Company, par value $0.01 per share (the "Common Shares"). Non-Qualified Stock Options and Incentive Stock Options are subject to the terms, conditions and restrictions specified in Paragraph 5.

       (b) Maximum Number of Shares that May Be Issued. There may be issued under the Plan an aggregate of not more than 7,103,947 Common Shares, subject to adjustment as provided in Paragraph 8. The maximum number of Common Shares which may be made subject to an Option granted under the Plan to any participant in any fiscal year during the term of the Plan is 1,000,000 Common Shares.

       (c) Rights with respect to Common Shares and Other Securities. Unless otherwise determined by the Committee in its discretion, a participant to whom a grant of an Option is made (and any person succeeding to such a participant's rights pursuant to the Plan) shall have no rights as a stockholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Option until the date of the issuance of a stock certificate to him or her for such Common Shares or other instrument of ownership, if any. Except as provided in Paragraph 8, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued.

       5. Conditions and Restrictions. An Incentive Stock Option may be granted only to an eligible employee of the Company or its parent or subsidiary corporation. Each Option granted under the Plan shall be evidenced by an instrument ("Option Agreement") in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Option or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:

       (a) The option price may be equal to, or greater than, the Fair Market Value (as hereinafter defined) of the Common Shares subject to such Option at the time the Option is granted; provided, however, (i) that in the case of an Incentive Stock Option granted to such an employee who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of its parent or subsidiary (a "Ten Percent Employee"), such option price shall not be less than 110% of such Fair Market Value at the time the Option is granted; and (ii) that in the case of all Options granted effective as of the consummation of the initial public offering of the Common Shares (the "Initial Public Offering"), the option price shall be equal to the public offering price per share in such Initial Public Offering.

       (b) The Committee shall determine the number of Common Shares to be subject to each Option. Options shall become exercisable in installments, if any, as provided by the Committee.

       (c) Except as may be approved by the Committee where such approval shall not adversely affect compliance of the Plan with Rule 16b-3 under the Exchange Act or Section 422 of the Code or where such approval shall not adversely affect the participant's tax treatment on the grant of Non-Qualified Options under the Code and applicable regulations, any Option offered pursuant to the Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the participant's lifetime only by him or her, and a participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner.

       (d) The Option shall not be exercisable:

                    (i) in the case of any Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Option, after the expiration of ten years from the date it is granted. Any Option may be exercised during such period only at such time or times and in such installments as the Committee may establish;

                    (ii) unless payment in full is made for the shares being acquired thereunder at the time of exercise. Such payment shall be made in such form (including, but not limited to, cash, Common Shares owned by the participant for at least six months, or any combination thereof) as the Committee may determine in its discretion; and

                    (iii) unless the person exercising the Option has been, at all times during the period beginning with the date of the grant of the Option and ending on the date of such exercise, employed by or otherwise performing services for the Company or an Affiliate, or a corporation, or a parent or subsidiary of a corporation, substituting or assuming the Option in a transaction to which Section 424(a) of the Code is applicable, except that, in the discretion of the Committee:

                                 A. if such person shall cease such employment or performance of services by reason of his Disability
                         (as defined in Paragraph 7) or early, normal
                          or deferred retirement under an approved retirement program of the Company or an Affiliate (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an Option which has not expired and has not been fully exercised, such person may exercise the Option with respect to any Common Shares as to which he or she could have exercised the Option on the date he ceased such employment or performance of services (and, if the Committee so determines, with respect to any or all Common Shares under such Option as to which he could not then have otherwise exercised such Option) for an additional period of up to three years after the date he or she ceased such employment or performance of services (but in no event after the expiration date of the Option); or

                                 B. if such person shall cease such employment
                          or performance of services by reason of death while holding an Option that has not expired and has not been fully exercised, his or her executors, administrators, heirs or distributees, as the case may be, may, at any time within one year (or such other period determined by the Committee) after the date of death (but in no event after the expiration date of the Option), exercise the Option with respect to any Common Shares as to which the decedent could have exercised the Option at the time of his or her death (and if the Committee so determines, with respect to any or all Common Shares subject to such Option as to which the decedent could not then have otherwise exercised such option); and

                                 C. if such person shall cease such employment
                          or performance of services for any reason other than Disability, early, normal or deferred retirement or death, while holding an Option which has not expired and has not been fully exercised, such person may exercise the Option with respect to any Common Shares as to which he or she could have exercised the Option on the date he or she ceased such employment or performance of services (and, if the Committee so determines, with respect to any or all Common Shares under the Option as to which he or she could not then have otherwise exercised the Option) for such additional period, if any, following the date he or she ceased such employment or performance of services, that the Committee may determine (but in no event after the expiration date of the Option).

       (e) For purposes of this Plan, "Fair Market Value" per Common Share as of a particular date shall mean (i) the closing sales price per Common Share on a national securities exchange for the last preceding date on which there was a sale of such Common Shares on such exchange, or (ii) if Common Shares are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Common Shares in such over-the-counter market for the last preceding date on which there was a sale of such Common Shares in such market, or (iii) if the shares of Common Shares are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine.

       (f) In the case of an Incentive Stock Option, the amount of the aggregate Fair Market Value of Common Shares (determined at the time of grant of the Option pursuant to subparagraph 5(a) of the Plan), with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all such plans of his or her employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

       (g) It is the intent of the Company that Non-Qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under the Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent. The Agreements providing Non-Qualified Stock Options shall provide that such Options are not Incentive Stock Options for purposes of Section 422 of the Code. Furthermore, the intent of the Company is that all Stock Options granted under this Plan shall be Stock Options with fixed and determinable terms, and not options with variable terms, all within the meaning of Accounting Principles Board Opinion No. 25; all ambiguities in construction of Stock Option Agreements shall be so interpreted, and all Stock Option Agreements shall be deemed supplemented to the extent necessary effectuate to this intent and contrary provisions disregarded. Without limiting the foregoing all Stock Options granted under the Plan shall fully vest no later than the end of five years following the grant of the option and shall be exercisable until a date no earlier than the end of the seventh year following the grant of the option, unless a different vesting and exercise schedule specific as to date is contained in the Stock Option Agreement and subject to any requirements of continued employment in the Stock Option Agreement.

       6. Amendment or Substitution of Options under the Plan. The terms of any outstanding Option under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Option) provided that no such amendment shall adversely affect in a material manner any right of a participant under the Option without his or her written consent, unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the participant's position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions which are determined by the Committee in its discretion to have or to be expected to have a substantial effect on the performance of the Company, Affiliate, division or department thereof, on the Plan or on any Option under the Plan. The Committee may, in its discretion, permit holders of Options under the Plan to exchange outstanding Options for the grant of new Options, or require holders of Options to surrender outstanding Options as a condition precedent to the grant of new Options under the Plan.

       7. Disability. For the purposes of this Plan, a participant shall be deemed to have terminated his employment or performance of services for the Company and its Affiliates by reason of Disability, if the participant is absent from his or her duties with the Company or an Affiliate for a period of at least 180 days during any 12 month period as a result of incapacity due to a mental or physical illness. The method of establishing Disability shall be a good faith determination by the Committee.

       8. Dilution and Other Adjustments. In the event of any change in the outstanding Common Shares of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, share offering, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, or in the event of any distribution to stockholders other than a normal cash dividend, or other extraordinary or unusual event, if the Committee shall determine, in its discretion, that such change equitably requires an adjustment in the terms of any Option or the number of Common Shares available for Options, such adjustment may be made by the Committee and shall be final, conclusive and binding for all purposes of the Plan.

       9. Designation of Beneficiary by Participant. A participant may name a beneficiary to receive any payment to which he or she may be entitled in respect of any Option under the Plan in the event of his or her death, on a written form to be provided by and filed with the Committee, and in a manner determined by the Committee in its discretion. The Committee reserves the right to review and approve beneficiary designations. A participant may change his or her beneficiary from time to time in the same manner, unless such participant has made an irrevocable designation. Any designation of beneficiary under the Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion. If no designated beneficiary survives the participant and is living on the date on which any amount becomes payable to such participant's beneficiary, such payment will be made to the legal representatives of the participant's estate, and the term "beneficiary" as used in the Plan shall be deemed to include such person or persons. If there is any question as to the legal right of any beneficiary to receive a distribution under the Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the participant, in which event the Company, the Board and the Committee and the members thereof will have no further liability to anyone with respect to such amount.

       10. Change in Control.

       (a) Upon the occurrence of a Change in Control (as hereinafter defined), each Option that is outstanding on the date of such Change in Control shall be exercisable in full immediately (whether or not then exercisable).

       (b) For this purpose, a Change in Control shall be deemed to have occurred if:

                    (i) any Person (as defined below) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than 50% of the combined voting power of the Company's then outstanding securities; or

                    (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                    (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, which merger or consolidation is consummated, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with newly acquired ownership acquired in such transaction by any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                    (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company to any Person of all or substantially all the Company's assets, which liquidation, sale or disposition is consummated.

       For purposes of this subsection 10(b), Person shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (1) the Company or any of its Affiliates; (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates; (3) an underwriter temporarily holding securities pursuant to an offering of such securities; or (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

       11. Miscellaneous Provisions.

       (a) No employee or other person shall have any claim or right to be granted an Option under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any Affiliate, and the right to terminate the employment of or performance of services by any participant at any time and for any reason is specifically reserved.

       (b) No participant or other person shall have any right with respect to the Plan, the Common Shares reserved for issuance under the Plan or in any Option, contingent or otherwise, until written evidence of the Option shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Option applicable to such recipient (and each person claiming under or through him or her) have been met.

       (c) No Common Shares, other Company securities or property, or other forms of payment shall be issued hereunder with respect to any Option unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

       (d) The Company and its Affiliates shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Common Shares, other securities or property, or other forms of payment, or any combination thereof, upon exercise of any Option under the Plan, that the participant (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Common Shares, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, permit a participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Option, at such time and in such manner as the Committee shall deem to be appropriate including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Common Shares, other Company securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Option to such person, having a fair market value equal to the amount of such taxes.

       (e) The expenses of the Plan shall be borne by the Company.

       (f) By accepting any Option under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken by the Company, the Board or the Committee or its delegates.

       (g) Fair market value in relation to securities (other than Common Shares) or property or other forms of payment of Options under the Plan, or any combination thereof, as of any specific time shall mean such value as determined by the Committee in accordance with applicable law.

       (h) The masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.

       (i) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Options hereunder or any Common Shares issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act (or any successor provision) or any other applicable statute, rule or regulation.

       (j) The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to Options granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

       12. Plan Amendment or Suspension. The Plan may be amended or suspended in whole or in part at any time and from time to time by the Board, but no amendment shall be effective unless and until the same is approved by shareholders of the Company where the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 under the Exchange Act and with other applicable law. No amendment or suspension of the Plan shall adversely affect in a material manner any right of any participant with respect to any Option theretofore granted without such participant's written consent, except as permitted under Paragraph 8.

       13. Effective Date and Duration of Plan.

       (a) This Plan shall be effective as of March 18, 1992.

       (b) This Plan shall terminate upon the earlier of the following dates or event to occur:

                    (i) upon the adoption of a resolution of the Board terminating the Plan; or

                    (ii) ten years from February 24, 1992, the date the Plan was initially approved and adopted by the sole shareholder of the Company, provided, however, that the Board may, prior to the expiration of such ten-year period, extend the term of the Plan for an additional period of up to five years for the grant of Non-Qualified Stock Options. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without his or her consent, under any Option theretofore granted under the Plan except that subsequent to termination of the Plan, the Committee may make amendments permitted under Paragraph 8.

       The Plan was originally approved by the sole shareholder of the Company on February 24, 1992 and amended and restated by the Board of Directors on September 15, 1998.

                         VALASSIS COMMUNICATIONS, INC.
                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             ANNUAL MEETING OF STOCKHOLDERS, TUESDAY, MAY 18, 1999

   The undersigned stockholder of VALASSIS COMMUNICATIONS, INC., a Delaware corporation, hereby appoints Alan F. Schultz, Robert L. Recchia and Barry P. Hoffman or any of them, voting singly in the absence of the others, attorney and proxies, with full power of substitution and revocation, to vote, as designated on the reverse side, all shares of Common Stock of Valassis Communications, Inc., that the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Corporation to be held at The Pierre Hotel, 2 East 61st Street, New York City, New York 10021 on May 18, 1999, at 9:00 a.m. (local time) or any adjournment or adjournments thereof, in accordance with the instructions on the reverse side.

   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES IN PROPOSAL NO. 1, "FOR" PROPOSAL NO. 2 and "FOR" PROPOSAL NO. 3. The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.

                       VALASSIS COMMUNICATIONS, INC.
                       P.O. BOX 11062
                       NEW YORK, N.Y. 10203-0062

                       (Continued and to be dated and signed on the other side.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL NO. 1, "FOR" PROPOSAL NO. 2 AND "FOR" PROPOSAL NO. 3.

1. ELECTION OF DIRECTORS   FOR all nominees   [ ]   WITHHOLD AUTHORITY  [ ]   EXCEPTIONS [ ]
                           listed below             to vote for all
                                                    nominees listed
                                                    below

Nominees:  Richard N. Anderson, Patrick F. Brennan, Seth Goldstein, Brian J. Husselbee,
Robert L. Recchia, Marcella A. Sampson, Alan F. Schultz and Faith Whittlesey (INSTRUCTION:
TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND
WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.)

Exceptions _____________________________________________________________________

2. The approval of the Company's Amended and Restated 1992 Long-Term Incentive Plan.

   FOR   [ ]      AGAINST  [ ]      ABSTAIN  [ ]

3. The ratification of the appointment of Deloitte & Touche LLP as auditors for the fiscal year ending December 31, 1999.

   FOR   [ ]      AGAINST  [ ]      ABSTAIN  [ ]

4. The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.


                                                  CHANGE OF ADDRESS AND/OR COMMENTS MARK HERE [ ]

                                                  Please sign exactly as name appears to the left.
                                                  When shares are held in the name of joint holders,
                                                  each should sign.  When signing as attorney,
                                                  executor, trustee, guardian, etc., please so
                                                  indicate.  If a corporation, please sign in full
                                                  corporate name by an authorized officer; if a
                                                  partnership, please sign in partnership name by
                                                  an authorized person.

                                                  Dated __________________________, 1999

                                                  _______________________________________________
                                                  Signature

                                                  _______________________________________________
                                                  Signature, if held jointly

PLEASE MARK, DATE, SIGN AND MAIL YOUR PROXY       Votes must be indicated [x] in black or blue ink.
PROMPTLY IN THE ENVELOPE PROVIDED.